                                                                    EXHIBIT 99.2

     Our filings with the Securities and Exchange Commission and our other statements may contain or incorporate by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as "outlook", "believes", "expects", "potential", "continued", "may", "will", "should", "seeks", "approximately", "predicts", "intends", "plans", "estimates", "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in such filings or statements, including statements related to our outlook for the industry and for our performance for the year 2001 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described below. These risks could cause actual results of the industry or our actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement we make. Forward-looking statements speak only as of the date on which they are made.


                                  RISK FACTORS

     Our business faces significant risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described as risks below actually occurs, our business, results of operations or financial condition could be negatively affected.

Our results may fluctuate as a result of many factors, including cyclical changes in the insurance and reinsurance industry.

     The results of companies in the property casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The industry's profitability can be affected significantly by:

o rising levels of actual costs that are not known by companies at the time they price their products;

o volatile and unpredictable developments (including weather-related and other natural and man-made catastrophes);

o    changes in levels of reinsurance capacity;

o changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' liability develop;

o fluctuations in interest rates, inflationary pressures and other changes in the investment environment, which affect returns on invested capital and may impact the ultimate payout of loss amounts; and

o the long-tail and volatile nature of the reinsurance business, which may impact our operating results and limit opportunities for adequate returns.

     The demand for property casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property casualty insurance industry historically has a cyclical nature. These fluctuations in demand and competition could produce underwriting results that would have a negative impact on our results of operations and financial condition.

     For example, in 1999 we experienced deteriorated operating results due to an increase in loss reserves and, as a result of competition, inadequate rates. In 2000, we benefited from improved market conditions, including higher prices and better terms and conditions, as well as higher investment income. As has happened in the past, these improved market conditions may not persist. In addition, our third quarter 2001 loss of $47 million primarily relates to the events of September 11, 2001 and the results of our discontinued businesses.

Our actual claims losses may exceed our reserves for claims, including as a result of the recent attacks of September 11, 2001, which may require us to establish additional reserves.

     We maintain loss reserves to cover our estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees as well as a portion of our general expenses, for reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what we expect the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on our assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. In some cases, long-tail lines of business such as excess workers' compensation and the workers' compensation portion of our reinsurance business are reserved on a discounted basis. The variables described above are affected by both internal and external events, such as changes in claims handling procedures, inflation, judicial and litigation trends and legislative changes.

     The risk of the occurrence of such events is especially present in our specialty lines and reinsurance businesses. Many of these items are not directly quantifiable in advance. In some areas of our business, the level of reserves we establish is dependent in part upon the actions of third parties that are beyond our control. In our reinsurance and excess workers' compensation businesses, we may not establish sufficient reserves if third parties do not give us advance notice or provide us with appropriate information regarding certain matters. Additionally, there may be a significant delay between the occurrence of the insured event and the time it is reported to us.

     The inherent uncertainties of estimating reserves are greater for certain types of liabilities, where the various considerations affecting these types of claims are subject to change and long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in an ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, we cannot assure you that our current reserves will prove adequate in light of subsequent events. Should we need to increase our reserves, our net income for the period will decrease by a corresponding amount.

     We recently announced that we estimate our pre-tax losses from the recent attacks of September 11, 2001 to be $35 million, net of reinsurance recoveries. These estimates are based on our analysis to date and our examination of known exposures and may need to be increased as more information becomes available. It is difficult to fully estimate our losses from the attacks of September 11, 2001 given the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attacks.

Our earnings could be more volatile, especially since we have increased and may further increase our level of retention in our business.

     We increased our retention levels in 2001 for our operations generally due to changes in market conditions and the pricing environment. We purchased less reinsurance, the process by which we transfer, or cede, part of the risk we have assumed to a reinsurance company, thereby retaining more risk. We may further increase our retention levels in the future. As a result, our earnings could be more volatile and increased severities are more likely to have a material adverse effect on our results of operations and financial condition. A significant change in our retention levels could also cause our historical financial results, including compound annual growth rates, to be inaccurate indicators of our future performance on a segment or consolidated basis.

As a property casualty insurer, we face losses from natural and man-made catastrophes.

     Property casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses have had a significant impact on our results. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires, as well as terrorist activities. The incidence and severity of catastrophes are inherently unpredictable. For example, during the five years ended December 31, 2000, our annual weather-related losses ranged from $28 million to $60 million. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property casualty lines, and most of our past catastrophe-related claims have resulted from severe storms. Seasonal weather variations may affect the severity and frequency of our losses. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could produce unforeseen losses and have a material adverse effect on our results of operations and financial condition.

We face significant competitive pressures in our businesses, which may reduce premium rates and prevent us from pricing our products at attractive rates.

     We compete with a large number of other companies in our selected lines of business. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and reinsurers, other regional companies, as well as mutual companies, specialty insurance companies, underwriting agencies and diversified financial services companies. Competition in our businesses is based on many factors, including the perceived financial strength of the company, premium charges, other terms and conditions offered, services provided, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the lines to be written.

     Some of our competitors, particularly in the reinsurance business, have greater financial and marketing resources than we do. These competitors within the reinsurance segment include Employers Reinsurance, Berkshire Hathaway and American Reinsurance, which collectively comprise a majority of the property casualty reinsurance market. We expect that perceived financial strength, in particular, will become more important as customers seek high quality reinsurers.

     A number of new, proposed or potential legislative or industry developments could further increase competition in our industry. These developments include:

o an increase in capital-raising by companies in our lines of business, which could result in new entrants to our markets and an excess of capital in the industry;

o the enactment of the Gramm-Leach-Bliley Act of 1999, which could result in increased competition from new entrants to our markets;

o the implementation of commercial lines deregulation in several states, which could increase competition from standard carriers for our excess and surplus lines of insurance business;

o programs in which state-sponsored entities provide property insurance in catastrophe prone areas or other alternative markets types of coverage; and

o changing practices caused by the Internet, which may lead to greater competition in the insurance business.

     New competition from these developments could cause the supply and/or demand for insurance or reinsurance to change, which could affect our ability to price our products at attractive rates and thereby adversely affect our underwriting results.

If market conditions cause reinsurance to be more costly or unavailable, we may be required to bear increased risks or reduce the level of our underwriting commitments.

     As part of our overall risk and capacity management strategy, we purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase, which may affect the level of our business and profitability. Our reinsurance facilities are generally subject to annual renewal. We may be unable to maintain our current reinsurance facilities or to obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks. As a result of the attacks of September 11, 2001, we anticipate a significant tightening of pricing in addition to the hardening of terms and conditions for reinsurance we purchase beginning in 2002.

We cannot guarantee that our reinsurers will pay in a timely fashion, if at all, and, as a result, we could experience losses.

     We purchase reinsurance by transferring part of the risk that we have assumed, known as ceding, to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us, the reinsured, of our liability to our policyholders or, in cases where we are a reinsurer, to our reinsureds. Our reinsurers may not pay the reinsurance recoverables that they owe to us or they may not pay such recoverables on a timely basis. Accordingly, we bear credit risk with respect to our reinsurers, and if our reinsurers fail to pay us, our financial results would be adversely affected. The attacks of September 11, 2001 may affect the financial resources of some of our reinsurers.

We invest some of our assets in alternative investments, which is subject to certain risks.

     We invest a portion of our investment portfolio in alternative investments which is primarily merger arbitrage. As of June 30, 2001, our investment in merger arbitrage securities represented approximately 14% of our total investment portfolio. Merger arbitrage is the business of investing in the securities of publicly held companies which are the targets in announced tender offers and mergers. Merger arbitrage differs from other types of investments in its focus on transactions and events believed likely to bring about a change in value over a relatively short time period, usually four months or less. While our merger arbitrage positions are generally hedged against market declines, these equity investments are exposed primarily to the risk associated with the completion of announced deals, which are subject to regulatory as well as political and other risks. As a result of the reduced activity in the merger and acquisitions area, we may not be able achieve the returns that we have enjoyed in the past. Alternative investments also include investments in high-yield bonds and real estate investment trusts.

A significant amount of our assets is invested in fixed income securities and is subject to market fluctuations.

     Our investment portfolio consists substantially of fixed income securities. The fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. With respect to our investments in fixed income securities, the fair market value of these investments generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease with interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations. Because substantially all of our fixed income securities are classified as available for sale, changes in the market value of our securities are reflected in our balance sheet. Similar treatment is not available for liabilities. Therefore, interest rate fluctuations affect the value of our investments and could adversely affect our results of operations and financial condition.

Our international operations expose us to investment, political and economic risks.

     Certain assets held by our foreign subsidiaries are subject to foreign currency and credit risk. A change in the exchange rate between the U.S. dollar and either the Argentinean or Philippine peso could have an adverse effect on our results of operations and financial condition. In addition, while we have attempted to protect our capital in Argentina by investing it in U.S. Treasuries and other investments outside of Argentina, certain of our investment assets are in Argentine bonds and bank deposits, including those denominated in U.S. dollars. Accordingly, these assets are subject to risks of changes in general political and economic conditions in Argentina and to possible impairment in value as a result of further deterioration in credit quality of such investments. Our international operations are further subject to additional political and economic risks in these countries.

We are subject to extensive governmental regulation, which increases our costs and could restrict the conduct of our business.

     We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than stockholders and other investors. This system of regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

o    standards of solvency, including risk-based capital measurements;

o    restrictions on the nature, quality and concentration of investments;

o    requiring certain methods of accounting;

o    requiring reserves for unearned premium, losses and other purposes; and

o potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

     State insurance departments conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters. Recently adopted federal financial services modernization legislation is expected to lead to additional federal regulation of the insurance industry in the coming years. Also, foreign governments regulate our international operations.

     We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations. Also, some regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. Also, changes in the level of regulation of the insurance industry, whether federal, state or foreign, or changes in laws or regulations themselves or interpretations by regulatory authorities, restrict the conduct of our business. The growing number of insolvencies in the insurance industry increases the possibility that we will be assessed pursuant to various state guaranty fund requirements. We cannot predict the outcome of proposed federal legislation on insurance coverage for terrorism, including the possibility that we may be required to contribute to a pool based on certain criteria, and the legal and financial effects that such legislation might have on us and the property casualty industry.

We are rated by A.M. Best and Standard & Poor's, and a decline in these ratings could affect our standing in the insurance industry and cause our sales and earnings to decrease.

     Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Our insurance company subsidiaries are rated by A.M. Best Company, Inc., or A.M. Best, and certain of our insurance company subsidiaries are rated for their claims-paying ability by Standard & Poor's Corporation, or Standard & Poor's. A.M. Best and Standard & Poor's ratings reflect their opinions of an insurance company's financial strength, operating performance, strategic position and ability to meet its obligations to policyholders, are not evaluations directed to investors and are not recommendations to buy, sell or hold our securities. Our ratings are subject to periodic review by A.M. Best and Standard & Poor's, and we cannot assure you that we will be able to retain those ratings. The Standard & Poor's mid-year 2001 outlook for the U.S. property casualty insurance industry was negative. Since March 2000, Standard & Poor's has given us a negative rating outlook. While Standard & Poor's affirmed our claims-paying rating of "A+" in January 2001, as long as we remain on negative rating outlook, a downgrade in our rating is possible. If our ratings are reduced from their current levels by A.M. Best and/or Standard & Poor's, our competitive position in the insurance industry could suffer and it would be more difficult for us to market our products. A significant downgrade could result in a substantial loss of business as policyholders move to other companies with higher claims-paying and financial strength ratings.

We cannot predict the effects of the refocusing of certain of our reinsurance and regional operations.

     We are in the process of refocusing portions of our business. Specifically, we have announced our plan to withdraw from our personal lines business, subject to state insurance laws, and to discontinue the alternative markets division of our reinsurance business. We also have been redirecting our reinsurance business away from the property sub-segments and withdrawing altogether from certain markets. Within the treaty sub-segment, we are shifting away from pro rata treaties and toward excess of loss treaties. While we cannot predict all the effects of the refocusing of our business, the reduction in the amount of premiums written in the personal lines business may produce the unintended consequence of adversely affecting the commercial premiums of our regional segment that we write from certain insurance agencies.

We, as a primary insurer, may not be able to obtain reinsurance coverage for terrorist acts.

     It is difficult to determine the full impact of the attacks of September 11, 2001 on coverage terms with respect to future acts of terrorism both on the primary and reinsurance levels. To the extent that reinsurers are able to and do exclude coverage for terrorist acts or price such coverage at a rate at which it is not practical for primary insurers to obtain such coverage, primary insurers might not be able to likewise exclude terrorist acts because of regulatory constraints. If this does occur, we, in our capacity as a primary insurer, would have a significant gap in our reinsured protection and would be exposed for potential losses as a result of any terrorist acts.

We are an insurance holding company and, therefore, may not be able to receive dividends in needed amounts.

     Our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying dividends to stockholders and corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations or pay dividends.

We may not find suitable acquisition candidates or new insurance ventures and even if we do, we may not successfully integrate any such acquired companies or successfully invest in such ventures.

     As part of our present strategy, we continue to evaluate possible acquisition transactions and the start-up of complementary businesses on an ongoing basis, and at any given time, we may be engaged in discussions with respect to possible acquisitions and new ventures. We cannot assure you that we will be able to identify suitable acquisition transactions or insurance ventures, that such transactions will be financed and completed on acceptable terms or that our future acquisitions or ventures will be successful. The process of integrating any companies we do acquire or investing in new ventures may have a material adverse effect on our results of operations and financial condition.

We may be unable to attract and retain qualified employees.

     We depend on our ability to attract and retain experienced underwriting talent and other skilled employees who are knowledgeable about our business. If the quality of our underwriting team and other personnel decreases, we may be unable to maintain our current competitive position in the specialized markets in which we operate, and be unable to expand our operations into new markets.